EXHIBIT 99.3

STATEMENT UNDER OATH OF PRINCIPAL FINANCIAL OFFICER
REGARDING FACTS AND
CIRCUMSTANCES RELATING TO EXCHANGE ACT FILINGS

I, Danny W. Huff, state and attest that:

(1)	To the best of my knowledge, based upon a review of the covered reports of Georgia-Pacific Corporation, and, except as corrected or supplemented in a subsequent covered report:

*

no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

*

no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

(2)	I have reviewed the contents of this statement with the Audit Committee of the Board of Directors of Georgia-Pacific Corporation.

(3)	In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":

* Form 10-K for 2001 of Georgia-Pacific Corporation;

*

All reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of Georgia-Pacific Corporation filed with the Commission subsequent to the filing of the Form 10-K identified above; and

* Any amendments to any of the foregoing.

/s/ Danny W. Huff By: Danny W. Huff Title: Executive Vice President - Finance and Chief Financial Officer Date: August 13, 2002	Subscribed and sworn to before me this 13th day of August, 2002 /s/ Kristi O. Crawford Notary Public My commission expires: May 31, 2005

[NOTARY SEAL]